Registration No. 333-285669

As filed with the Securities and Exchange Commission on April 18, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	88-0490034
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

15 Ave. Munoz Rivera, Ste. 2200

San Juan, PR 00901

(833) 373-3228

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

VCorp Services, LLC

701 S. Carson St., Ste. 200

Carson City, NV 89701

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Laxague, Esq.
The Crone Law Group, P.C.
1 East Liberty, Suite 600
Reno, NV 89501
Telephone: (775) 234-5221

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 18, 2025

Red Cat Holdings, Inc.

25,200,000 Shares of Common Stock to be Offered by the Selling Stockholder

This prospectus relates to the proposed resale or other disposition from time to time of up to 25,200,000 shares of common stock, $0.001 par value per share, of Red Cat Holdings, Inc. (the “Company”) by the selling shareholder identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling shareholder.

The selling shareholder or its pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of such shares. We will bear all other costs, expenses and fees in connection with the registration of such shares. See “Plan of Distribution” beginning on page 5 for more information about how the selling shareholder may sell or dispose of its shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.” The last reported per share price for our common stock was $5.96, as quoted on The Nasdaq Capital Market on April 14, 2025.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2025.

1

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the selling shareholder may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the information incorporated by reference into this prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus.

        Neither we nor the selling shareholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

        We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

  The terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., unless the context suggests otherwise.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

3

PROSPECTUS SUMMARY

Overview

The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.

Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:

•                  In January 2020, we acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million.

•                  In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million.

•                  In May 2021, we acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million.

•                  In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

•                  In September 2024, the Company acquired FlightWave Aerospace Systems Corporation, an industry-leading provider of VTOL drone, sensor and software solutions, under an Asset Purchase Agreement. As part of the acquisition, the Company created a new subsidiary, FW Acquisition Inc. for ongoing operations. The total purchase price was $14.0 million.

Following the Teal acquisition in August 2021, we concentrated on integrating and organizing these businesses. Effective May 1, 2022, we established the Enterprise segment and the Consumer segment to focus on the unique opportunities in each sector. The Enterprise segment’s initial strategy was to provide UAVs to commercial enterprises, and the military, to navigate dangerous military environments and confined industrial and commercial interior spaces. Subsequently, the segment narrowed its near-term attention on the military and other government agencies. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

The Enterprise segment’s current business strategy is focused on providing integrated robotic hardware and software for use across a variety of applications. Its solutions provide critical situational awareness and actionable intelligence to on-the-ground warfighters and battlefield commanders as well as firefighters and public safety officials. Our Enterprise segment’s efforts are centered on developing and scaling an American made family of systems. We have since completed construction of a manufacturing facility in Salt Lake City and believe that an increased focus by the United States government and American businesses on purchasing products that are “Made in America” provide our Enterprise segment with a competitive advantage.

4

On February 16, 2024, we closed the sale of our Consumer segment, consisting of Rotor Riot and Fat Shark, to Unusual Machines, Inc. (or “Unusual Machines” or “UMAC”). The sale reflects our decision to focus our efforts and capital on defense where we believe there are more opportunities to create long term shareholder value.

In September 2024, our Board of Directors approved a change in fiscal year end from April 30 to December 31, effective as of December 31, 2024.

Key Business Accomplishments during the eight months ended December 31, 2024 and to date include:

Red Cat Futures Initiative

In May 2024, we announced the formation of the Red Cat Futures Initiative (RFI). RFI is an independent, industry-wide consortium of robotics and autonomous systems (RAS) partners dedicated to putting the most advanced and interoperable uncrewed aircraft systems into the hands of warfighters. Anchored by Red Cat’s Teal Drones, the RFI unites the world’s most innovative UAS hardware and software companies focused on AI/ML, swarming, FPV, command and control, and payloads.

Founding members include Ocean Power Technologies (NYSE: OPTT), Sentien Robotics, Primordial Labs, Athena AI, Unusual Machines, Reach Power, Doodle Labs, and MMS Products. The shared goal is advocacy, integrations and co-marketing that bridges considerable technology gaps through modular open architecture.

ARACHNID Family of Small ISR and Precision Strike Systems

In October 2024, we introduced our ARACHNID family of unmanned intelligence, surveillance, and reconnaissance (ISR) and precision lethal strike systems. The ARACHNID family of systems is purpose built for the U.S. Army’s roadmap to integrate UAS and long endurance aircraft in a combined arms fight with synchronized fire and maneuver across various command levels. We currently address the needs of warfighters at the platoon and company level with drones that span capabilities and endurance for short and medium-range operations in air, land, and maritime environments.

ARACHNID advances our established leadership in the sUAS space and brings enhanced capabilities and tech integrations to its existing flagship products from Teal. To reflect this technology evolution and the capabilities of the newest model that we developed for the U.S. Army’s SRR Program of Record, we have rebranded our flagship within the ARACHNID family of systems:

•	Black Widow (successor to Teal 2) is a highly capable, rucksack portable sUAS designed specifically for operation in Electronic Warfare (EW) environments. A fully modular architecture enables swift adaptation to mission requirements including short range reconnaissance and secondary payload operation. Black Widow is significantly enhanced from the Teal 2 model with longer endurance, EW resilience, and advanced autonomy.

•	WEB (Warfighter Electronic Bridge) is a Ground Control Station purpose built to operate our entire ARACHNID family of systems for military operations. WEB is fully integrated with Kinesis and Android Tactical Assault Kit (ATAK) to provide seamless integration with platforms and enhance mission effectiveness. WEB can also function as a stand-alone GCS for other non-Red Cat platforms, offering multi-domain versatility.

5

Government Contracts and Orders

Winner of Short Range Reconnaissance Program of Record

In November 2024, Teal was selected as the sole winner of the U.S. Army’s Short Range Reconnaissance (SRR) Program of Record. The production selection was made after a test and evaluation process of Teal’s next generation sUAS, completed by the Army Project Management Office for Uncrewed Aircraft Systems, Army Maneuver Battle Lab, Army Test and Evaluation Command, and Army Operational Test Center.

We are now focused on ramping production of Teal’s next generation system to meet the Army’s currently stated acquisition objective for 5,880 systems, which is subject to change over the five year period of performance.

TACFI Award for Advanced Enhancements to Edge 130 VTOL

In September 2024, FlightWave secured a $1.9 million award through the U.S. Air Force’s Tactical Funding Increase (TACFI) program. The funding will support critical enhancements to the Edge 130 Vertical Takeoff and Landing (VTOL) system. The TACFI program, part of the U.S. Department of Defense’s broader Small Business Innovation Research (SBIR) initiative, provides resources to expedite the commercialization and deployment of innovative technologies for national security. This award recognizes FlightWave’s continued leadership in developing UAS technologies that meet the unique demands of military and government missions. The goal with this contract is to bring new capabilities for the Edge 130 to meet the evolving needs of the U.S. Air Force and position FlightWave for future larger contract awards.

U.S. Customs and Border Protection

In October 2024, FlightWave secured $1.6 million in contracts for Edge 130 Blue drones, FlightWave’s Blue UAS approved military-grade tricopter to the U.S. Customs & Border Protection (CBP). The contract was secured through Darley, a leading distributor of equipment and technology to first responders and the military, and was coordinated for procurement by the U.S. Defense Logistics Agency (DLA) on behalf of CBP.

United States Army Communications-Electronics Command

In October 2024, FlightWave secured a $1 million contract for its Edge 130 Blue drones from the United States Army Communications-Electronics Command (CECOM). The contract was secured through Noble, a leading provider of global sustainment and operations support for the U.S. Military and civilian government agencies, and was coordinated for procurement by the U.S. Defense Logistics Agency (DLA) on behalf of CECOM.

Australian Defense Force

In October 2024, FlightWave secured a contract for twelve of its Edge 130 Blue systems from the Royal Australian Navy. The contract was secured through Criterion Solutions Pty Ltd., an Australian-based distributor of intelligence, surveillance, reconnaissance, and information technology solutions.

Product Development

Partnership with Palantir to Equip Black Widow with Autonomous Visual Navigation and Warp Speed for GPS-Compromised Environments

In December 2024, we announced a strategic partnership with Palantir Technologies Inc. (Nasdaq: PLTR) to integrate Visual Navigation software (VNav) into the Black Widow drones and to deploy Warp Speed, Palantir’s manufacturing OS. This collaboration is expected to transform autonomous sUAS operations for modern warfare by utilizing Palantir’s advanced AI software running onboard the drone which references up-to-date onboard satellite imagery to provide accurate navigation entirely independent of GPS or radio control signals.

6

The integration of Palantir’s VNav software and use of Warp Speed advances our mission to define the future of aerial intelligence and provide warfighters with critical, real-time situational awareness on the battlefield. Following Black Widow’s selection for the U.S. Army’s Short Range Reconnaissance Program, this partnership is intended to accelerate the ability to deploy electronic-warfare (EW) resistant sUAS without GPS. Palantir’s VNav software solves the persistent problem of long-range inertial drift by comparing the drone’s position against onboard up-to-date satellite imagery.

Key Benefits of Palantir’s VNav technology for Black Widow drones:

•	Satellite Imagery Integration: Palantir’s ability to task partner satellites to acquire up-to-date imagery and deliver it to the edge provides drones with the necessary situational awareness, facilitating highly accurate navigation without long-range drift.

•	A-PNT Navigation: VNav technology empowers drones with an Alternate PNT source by using sophisticated computer vision techniques for visual inertial odometry and reference matching against satellite imagery in multiple visual bands without reliance on GPS, ensuring operational efficacy in EW environments.

•	Edge Runtime: VNav’s visual navigation algorithms are deployed directly onboard the drone and run fully offline using Palantir’s Edge Runtime.

Partnership with Palladyne AI Partner to Embed Artificial Intelligence to Enable Autonomous Operation

In October 2024, we announced a partnership intended to enhance the autonomous capabilities of our drones using Palladyne AI Corp.’s (Nasdaq: PDYN and PDYNW) AI Pilot software. Leveraging its years of innovative development work for U.S. Government customers, Palladyne AI is developing an artificial intelligence platform for unmanned systems to enable persistent detection, tracking, and classification of objects of interest by synthesizing multi-modal sensor fusion data in real-time. The AI product for mobile systems, known as “Palladyne™ Pilot”, will facilitate shared situational awareness across multiple drones and autonomous navigation when integrated with drone autopilot systems. Palladyne Pilot is expected to be made available for all Teal drones, including those already in the field.

Palladyne AI’s artificial intelligence software platform is designed to train and enhance the effectiveness of autonomous, mobile, stationary and dexterous robots. Teal has developed a drone system comprised of two robotic UAVs and related control systems that have earned Blue UAS Certification by the U.S. Department of Defense. The partnership will expand the drone system capabilities, facilitating the creation of a network of collaborating drones and sensors that self-orchestrate to provide superior intelligence, surveillance, and reconnaissance capabilities.

Recent Developments

Acquisition from Flightwave Aerospace Systems Corporation; Contracts to Supply the Edge 130 Blue Drone

On September 4, 2024, the Company, Teal, Teal subsidiary FW Acquisition, Inc. entered into an Asset Purchase Agreement (the “APA”) with and Flightwave Aerospace Systems Corporation, a Delaware corporation (“Flightwave”). Under the APA, the Company acquired Flightwave’s assets used in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles for commercial use. The purchase price under the APA was equal to $14 million worth of shares of the Company’s common stock, paid as follows:

•                  $7 million worth of the Company’s common stock issued on September 30, 2024, at a price per share equal to the VWAP on such date, which was paid to the preferred shareholders of Flightwave as set forth in a schedule to the APA; and

•                  $7 million worth of the Company’s common stock to issued on December 31, 2024, at a price per share equal to the VWAP on such date, of which (i) $2 million was paid to preferred shareholders of Flightwave, and (ii) $5 million waspaid to common shareholders and option-holders of Flightwave as set forth in a schedule to the APA.

7

The acquisition brought the Edge 130, Flightwave’s Blue UAS approved military-grade tricopter, into Red Cat’s family of low-cost, portable unmanned reconnaissance and precision lethal strike systems. On October 6, 2024, the Company secured $1.6 million in contracts to supply the Edge 130 Blue drones to the U.S. Customs & Border Protection. On October 15, 2024, the Company secured a $1 million contract to supply Edge 130 Blue Drones to the United States Army Communications-Electronics Command (CECOM).

Financings with Lind Global Asset Management X LLC

On September 23, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management X LLC (“Lind X”). Upon closing of the SPA, the Company received $8 million in funding from Lind X in exchange for its issuance to Lind X of a Senior Secured Convertible Promissory Note in the amount of $9,600,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 750,000 shares of the Company’s common stock at a price of $6.50 per share, exercisable for 5 years (the “Warrant”). As additional consideration to Lind X, the Company agreed to pay a commitment fee in the amount of $280,000, which may be paid by deduction from the funding to be received. The Note, which did not accrue interest, was repayable in eighteen (18) consecutive monthly installments in the amount of $533,334 beginning six months from the issuance date.

On November 26, 2024, we entered into a First Amendment to the SPA (the “SPA Amendment”). Upon closing of the SPA Amendment, we received an additional $6,000,000 in funding from Lind X in exchange for our issuance to Lind X of a new Senior Secured Convertible Promissory Note in the amount of $7,200,000 (the “Second Note”) and a Common Stock Purchase Warrant for the purchase of 326,000 shares of our common stock at a price of $9.20 per share, exercisable for 5 years (the “Second Warrant”). As additional consideration to Lind X, we have agreed to pay a commitment fee in the amount of $210,000, which may be paid by deduction from the funding to be received. The Second Note, which did not accrue interest, was repayable in eighteen (18) consecutive monthly installments in the amount of $400,000 beginning six months from the issuance date.

As of the date of this prospectus, the Note and the Second Note have been fully converted to common stock.

Financing with Lind Global Asset Management XI LLC

On February 10, 2025, we entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management XI LLC (“Lind”). Upon closing of the SPA, we received $15 million in funding from Lind in exchange for our issuance to Lind of a Senior Secured Convertible Promissory Note in the original amount of $16,500,000 (the “Note”) and a Common Stock Purchase Warrant for the purchase of 1,000,000 shares of our common stock at an original price of $15.00 per share, exercisable for 5 years (the “Warrant”). As additional consideration to Lind, we paid a commitment fee in the amount of $525,000, which was paid by deduction from the funding received. Our obligations under the Note are secured by all of our assets and the assets of our subsidiaries pursuant to a Security Agreement and related ancillary documents. On April 9, 2025, we entered into a First Amendment to the Note and the Warrant (the “First Amendment”). Under the First Amendment, the face amount of the Note was increased to $18,150,000. In addition, in exchange for a one-time limited waiver of certain conversion price reset provisions in the Note, the exercise price for the Warrant was adjusted to $7.62 per share, the conversion price of the Note was lowered, and the maturity date of the Note was extended.

As amended, the Note, which does not accrue interest, shall be due and payable on May 10, 2026. The Note may be converted by Lind from time to time at a price equal to the lower of “Conversion Price” of $9.52 per share, or the “Repayment Share Price,” which is defined as ninety percent (90%) of the average of the five (5) lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the conversion date, subject to a floor price. Conversions under the Note are limited to a maximum of $1,650,000 in any calendar month, subject to increase upon our optional written consent. Upon receipt of a conversion notice under the Note, we may, if the applicable Repayment Share Price is below the Conversion Price, elect to pay up to 50% of the conversion amount in cash and in lieu of issuing common stock. Cash repayments under this provision must be equal to 1.025 times the conversion amount. If applicable, we must elect the cash repayment option within one business day of receiving the conversion notice and tender cash payment within two business days of receiving the conversion notice.

8

The Note may be prepaid in whole upon 5 days’ notice, but in the event of a prepayment notice, Lind may convert up to 25% of principal amount due at the lesser of the Repayment Share Price (but only if the Repayment Share Price is equal to or greater than an applicable threshold) or the Conversion Price.

Change in Fiscal Year End

On September 21, 2024, the Board of Directors of the Company approved a change to the Company’s fiscal year end from April 30 to December 31 in accordance with Article XIII of the bylaws of the Company that authorize the Board to change the Company’s fiscal year. On March 31, 2025, the Company filed a transition report on Form 10-KT for the transition period from May 1, 2024 to December 31, 2024.

Registered Direct Public Offering Closed April 11, 2025

On April 10, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investors (the “Purchasers”) pursuant to which we agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 4,724,412 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at a price of $6.35 per share. The gross proceeds to the Company from the Registered Direct Offering were approximately $30 million, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Registered Direct Offering closed on April 11, 2025 (the “Closing Date”). We intend to use the net proceeds from the Registered Direct Offering for general corporate purposes, including for working capital.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until thirty (30) days after the Closing Date, we and our subsidiaries shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. In addition, until thirty (30) days from the Closing Date, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions.

In connection with the Registered Direct Offering, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Northland Securities, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering. The Shares were sold pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-283242) that was declared effective by the SEC on December 11, 2024 and a related base prospectus and prospectus supplement thereunder.

Our internet address is www.redcat.red. Information on our website is not incorporated into this prospectus.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing shares of our common stock, see “Risk Factors” on page 3 of this prospectus.

The Offering

This prospectus relates to the proposed resale or other disposition from time to time of up to 25,200,000 shares of our common stock, $0.001 par value per share, by the selling shareholder identified in this prospectus. See “Selling Shareholder” and “Plan of Distribution.”

The selling shareholder may offer to sell the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the Nasdaq Capital Market under the symbol “RCAT.”

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

9

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Multiple conversions and/or Share-based Repayments of the Note held by Lind Global Asset Management XI LLC (“Lind”), if conducted during a decline in our market share price, may cause stockholders to suffer substantial dilution.

This Registration Statement registers the resale of all shares issuable to Lind upon conversions of its $16.5 million Senior Secured Convertible Note (the “Note”). The Note is convertible by Lind from time to time at the lower of the fixed conversion price of $9.52 per share, or the “Repayment Share Price,” which is defined as ninety percent (90%) of the average of the five (5) lowest daily VWAPs for our common stock during the twenty (20) trading days prior to the conversion date, subject to a floor price of $0.75 per share. Although we have the option to honor conversions of the Note with cash payment in lieu of issuing shares if the “Repayment Share Price” is below $9.52 per share, we may be unable or unwilling to do so. Repeated conversions of the Note during a time when our market share price has declined could lead to the issuance of a substantial number of new shares of common stock, resulting in significant dilution to existing shareholders.

The trading price of our common stock has been and may continue to be volatile, which could result in substantial losses to investors.

The trading price of our common stock has been and may continue to be volatile and could fluctuate widely due to factors beyond our control. For instance, between February 7, 2025 and April 7, 2025 the trading price of our common stock fluctuated between a high of $10.76 and a low $4.815 per share. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies in our industry or broad macro-economic and political factors. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new solutions and services and expansions by us or our competitors;

●	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers;

●	changes in financial estimates by securities analysts;

●	detrimental negative publicity about us, our competitors or our industry; and

●	additions or departures of key personnel.

10

Such volatility, including any stock run-up or decline, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the price of our common stock may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the additional risks, uncertainties and other factors described in our most recent Annual Report on Form 10-KT, as supplemented and updated by subsequent current reports on Form 8-K that we have filed or will file with the SEC, as well as future quarterly reports on Form 10-Q to be filed with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholder will receive all of the proceeds from this offering.

SELLING SHAREHOLDER

The shares of common stock being offered by the selling shareholder are shares issuable conversion of a Senior Secured Convertible Promissory Note and a Warrant issued February 10, 2025. We are registering the shares of common stock pursuant to our contractual obligation to the selling shareholder in order to permit the selling shareholder to offer the shares for resale from time to time.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the shares of common stock by the selling shareholder. The second column lists the number of shares of common stock beneficially owned by the selling shareholder as of April 9, 2025. On April 15, 2025, we had a total of 90,513,926 shares of common stock issued and outstanding. The third column lists the shares of common stock being offered by this prospectus by the selling shareholder.

The selling shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock to be Owned After Offering
Lind Global Asset Management XI LLC(1)	4,753,863(2)	25,200,000(3)	0	0%

(1)         Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Asset Management XI LLC and, in that capacity, has the power to make voting and investment decisions regarding its common stock. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address of the Selling Stockholder is 444 Madison Avenue, Floor 41, New York, NY 10022.

11

(2)            Lind Global Asset Management XI LLC (“Lind”) holds a Senior Secured Convertible Promissory Note (the “Note”) and a Common Stock Purchase Warrant (the “Warrant”). Conversions of the Note and exercises of the Warrant are limited such that no conversions or exercises may be made to the extent that, after such conversion or exercise, Lind would own more than 4.99% of our issued and outstanding common stock. This figure represents the number of shares issuable under the Note and/or the Warrant which, immediately following their issuance, would constitute 4.99% of our outstanding shares of common stock, based on 90,513,926 shares of common stock issued and outstanding on April 15, 2025.

(3)             Represents 1,000,000 shares of common stock issuable upon exercise of the Warrant and up to 24,200,000 shares of common stock potentially issuable upon conversion of the full $18,150,000 balance of the Note at the contractual “Floor Price” of $0.75 per share.

PLAN OF DISTRIBUTION

The selling shareholder (the “Selling Shareholder”) of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

12

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The Crone Law Group, P.C. has opined on the validity of the securities being offered hereby.

EXPERTS

The consolidated financial statements of the Company as of April 30, 2024 and 2023, and for the years then ended, and the consolidated financial statements of the Company for the transition period from May 1, 2024 to December 31, 2024, included by reference in this prospectus have been so included in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

13

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•                  Our Transition Report on Form 10-KT for the transition period from May 1, 2024 to December 31, 2024 filed with the SEC on March 31, 2025;

•                  Our Current Reports on Form 8-K filed with the SEC on February 12, 2025; March 17, 2025; April 2, 2025; April 10, 2025; April 11, 2025, and April 11, 2025; and

•                  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act: (i) after the date of the initial registration statement and prior to its effectiveness; and (ii) subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold; will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:

Red Cat Holdings, Inc.

15 Ave. Munoz Rivera, Ste. 2200

San Juan, PR 00901

(833) 373-3228.

14

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses payable by the registrant in connection with the sale of securities being registered. All amounts are estimates except for the SEC registration fee.

Item	Amount to be paid
SEC registration fee	$22,724.33
Legal fees and expenses	25,000
Accounting fees and expenses	--
Miscellaneous expenses	--
Total	$47,724.33

Item 15. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

15

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under the terms of an Indemnification Agreement, subject to certain exceptions specified in the Indemnification Agreement, we have also agreed to indemnify our officers and directors (the “Indemnitees”) to the fullest extent permitted by Nevada law in the event the Indemnitee becomes subject to or a participant in certain claims or proceedings as a result of the Indemnitee’s service as a director or officer. We will also, subject to certain exceptions and repayment conditions, advance to the Indemnitees specified indemnifiable expenses incurred in connection with such claims or proceedings.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, dated July 17, 2019 (incorporated by reference to Exhibit B to the Company’s Schedule 14C Information Statement filed with the SEC on July 2, 2019)
3.2	Certification of Designation of Series A Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.3	Certification of Designation of Series B Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.4	Bylaws, as amended March 31, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2021).
5.1	Opinion of The Crone Law Group, P.C.*
10.1	Securities Purchase Agreement dated February 10, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025).
10.2	Senior Secured Convertible Promissory Note issued February 10, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025).
10.3	Common Stock Purchase Warrant issued February 10, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025).
10.4	Security Agreement dated February 10, 2025 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025).
10.5	First Amendment to Senior Secured Convertible Promissory Note and Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2025)
10.6	Second Amendment To Senior Secured Convertible Promissory Note And Warrant Issued February 10, 2025, First Amendment To Warrant Issued November 26, 2024 and First Amendment to Securities Purchase Agreement dated February 10, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2025)
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of The Crone Law Group, P.C. (included as part of Exhibit 5.1)*
107	Filing Fee Table*

* Incorporated by reference to Amended Registration Statement on Form S-3 filed April 16, 2025.

16

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

17

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San Juan, Puerto Rico on April 18, 2025.

RED CAT HOLDINGS, INC.

By:	/s/ Jeffery M. Thompson
Jeffrey M. Thompson
President and Chief Executive Officer (Principal Executive Officer)
/s/ Chris Ericson
Chris Ericson
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Red Cat Holdings, Inc. hereby severally constitute and appoint Jeffrey M. Thompson our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

19

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Thompson Jeffrey M. Thompson	President, Chief Executive Officer and Director (Principal executive officer)	April 18, 2025
/s/ Chris Ericson Chris Ericson	Chief Financial Officer (Principal financial and accounting officer)	April 18, 2025

/s/ Joseph Freedman Joseph Freedman	Director	April 18, 2025

/s/ Nicholas Liuzza Jr. Nicholas Liuzza Jr.	Director	April 18, 2025

/s/ Paul Funk Paul Funk	Director	April 18, 2025

/s/ Christopher R. Moe Christopher R. Moe	Director	April 18, 2025

20